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                                                                    EXHIBIT 3.1



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                             EVERGREENBANCORP, INC.

                               SEATTLE, WASHINGTON


        The following Amended and Restated Articles of Incorporation are executed by the undersigned, a Washington corporation:

                                   ARTICLE I.

        The name of the corporation shall be, and is EvergreenBancorp, Inc.

                                   ARTICLE II.

        The office and place of business of this corporation shall be located in Seattle, County of King, State of Washington.

                                  ARTICLE III.

        This corporation may engage in any activities permissible under applicable law.

                                   ARTICLE IV.

        The total authorized capital stock of this corporation shall be divided into 15,000,000 shares of common stock with no par value per share and 100,000 shares of preferred stock with no par value per share.

        1. Common Stock: Only the common stock shall be entitled to vote and each share shall be entitled to one vote.

        2. Preferred Stock: Any unissued shares of preferred stock may be issued from time to time in one or more series. All shares of preferred stock shall be of equal rank and shall be identical except in respect of the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of a series shall be identical in all respects with the other shares of such series except as to the date from which dividends, if any, thereon shall be cumulative if made cumulative. Before any shares of preferred stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series so far as not inconsistent with the provisions of this Article IV applicable to all series of preferred stocks;

        (a) The distinctive designation of such series and the number of shares which



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                shall constitute such series, which number may be increased
                (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

        (b) The annual rate of dividends, if any, payable on any shares of such series, the condition upon which the dates when such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;

        (c) The time or times when the price or prices at which, and the manner in which shares of such series shall be redeemable;

        (d) The obligation, if any, for the corporation to maintain a sinking fund for shares of such series;

        (e) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the corporation;

        (f) The rights, if any, of the holders of such shares of such series to convert such series into, or exchange such series for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the price or prices or rates of exchange in the adjustments of such shares shall be convertible or exchangeable;

        (g) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions of shares of such series not fixed and determined in this Article IV; and

        (h) The relative priority of dividends as between classes of stock and series of each class of stock.

3. Priority of Preferred Stock in the Event of Dissolution, Liquidation or Winding up of the Affairs of the Corporation:

        (a) Nature of Priority: Subject to the remaining provisions of this section, the preferred stock shall be preferred over the common stock as to the net assets of the corporation.

        (b) Priority: In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after payment or provision for payment for the debts and other liabilities of the corporation, the holders of each series of preferred stock shall be entitled to receive out of the net assets of the corporation, an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any resolution providing for the issue of any particular series of preferred stock plus an amount equal to all dividends, if any, accrued and unpaid on each such share up to the date fixed for distribution and no more, before any distribution shall be made to



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                the holders of common stock.

        (c) Merger and Sale of Assets, Etc.: Neither the merger or consolidation of the corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 3.

4.      Dividends on Common Stock: Subject to the limitations described in this
        Article IV and any further limitations prescribed in accordance therewith, the holders of common stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, property, or in shares of common stock.

5. Rights of Common Stock on Dissolution, Liquidation or Winding up of the Affairs of the Corporation: In the event of any dissolution, liquidation or winding up of the affairs of the corporation, the holders of the common stock shall be entitled after payment or provision for payment of the debts and other liabilities of the corporation and the amounts of which the holders of the preferred stock will be entitled, to share ratably in the remaining net assets of the corporation.

6. Reservation of Common and Preferred Stock: The corporation shall at all times reserve and keep available out of its own authorized but unissued common stock, solely for the purpose of effecting a conversion or exchange of the shares of preferred stock, the full number of shares of common stock then deliverable on the conversion or exchange of all shares of the preferred stock at the time outstanding.

7. Issue and Consideration for Capital Stock: The authorized but unissued shares of common stock or preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. No certificate shall issue as to or include a fraction of a share.

8. Pre-emptive Rights: Upon any issue or sale for money or other consideration of any stock of this corporation that may be authorized from time to time, no holder of stock irrespective of kind of such stock, shall have any pre-emptive or other rights to subscribe for, purchase or receive any proportionate or other shares of the stock so issued or sold, but the Board of Directors may dispose of all or any such portion of such stock as and when it may determine, free of any such rights whether by offering the same to shareholders or by sale or other disposition as said Board may deem advisable.

                                   ARTICLE V.

        The period of existence of this corporation shall be perpetual.

                                   ARTICLE VI.



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        Each whole share of outstanding common stock of the corporation shall have one vote upon each matter coming to a vote at meetings of shareholders without the right of cumulative voting in the election of directors.

                                  ARTICLE VII.

        The Board of Directors is vested with the authority to make or amend Bylaws, subject to the power of the shareholders to change and repeal such Bylaws.




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                                  ARTICLE VIII.

        That the number of directors of this corporation shall be as set from time to time in the Bylaws, but in any event, not less than five (5) nor more than twenty-four (24). In the event that the Board of Directors shall number nine (9) or more, the Bylaws may provide for the classification of directors into two or three classes to be elected for staggered terms; each class to be as nearly equal in number as possible. The term of office of the directors of the first class to expire at the first annual meeting of the shareholders after their election; and that of the second class to expire at the second annual meeting after their election; and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting thereafter, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting if there be two classes, or until the third succeeding annual meeting if there be three classes.

        These Amended and Restated Articles are executed by the corporation by its duly authorized officer.



        Dated: July 25, 2001                EVERGREENBANCORP, INC.



                                            By:     /s/ Gerald O. Hatler
                                               --------------------------------
                                                 Gerald O. Hatler, President
                                                          and CEO



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                            CERTIFICATE ACCOMPANYING
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             EVERGREENBANCORP, INC.


        Pursuant to RCW 23B.10.070, the foregoing constitutes Amended and Restated Articles of Incorporation of the undersigned, a Washington corporation. The Amended and Restated Articles of Incorporation supercede the original Articles of Incorporation and all amendments thereto.

        1.      The name of this corporation is EvergreenBancorp, Inc.

        2.      The first sentence of Article IV. is amended to read as follows:

                        "The total authorized capital stock of this corporation
                shall be divided into 15,000,000 shares of common stock with no par value per share and 100,000 shares of preferred stock with no par value per share."

        3. The amendments included in the Amended and Restated Articles of Incorporation were adopted by the Board of Directors on May 29, 2001. Shareholder action was not required pursuant to the provisions of RCW 23.10.020.

        This certificate accompanying the Amended and Restated Articles of Incorporation is executed by the corporation by its duly authorized officer.



        Dated: July 25, 2001               EVERGREENBANCORP, INC.

                                           By:    /s/ Gerald O. Hatler
                                              ---------------------------------
                                               Gerald O. Hatler, President
                                                           and CEO



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STATE OF WASHINGTON        )
                           ) ss.
County of King             )


        On the 25th day of July, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Gerald O. Hatler, known to me to be the individual described in and who executed the foregoing Amended and Restated Articles of Incorporation and Certificate Accompanying Amended and Restated Articles of Incorporation, and acknowledged to me that he signed the said instrument as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        WITNESS my hand and official seal hereunto affixed, the day and year of this Certificate above written.



(Notary Seal)                                /s/ Anne M. Lant
                                             -----------------------------------
                                             Signature


                                             Anne M. Lant
                                             -----------------------------------
                                             Please print name


Notary Public in and for the State of Washington, residing at Seattle.




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